UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On December 19, 2017, Crown Holdings, Inc. ("Crown") announced that it had entered into an agreement to acquire Signode Industrial Group Holdings (Bermuda) Ltd. ("Signode"), a leading global provider of transit packaging systems and solutions. On April 3, 2018, Crown completed the transaction, valued at $3.9 billion including debt and certain other liabilities assumed, subject to customary closing adjustments (the "Acquisition"). The following unaudited pro forma combined statement of operations is based on the historical consolidated financial statements of Crown and the historical consolidated financial statements of Signode, and has been prepared to reflect the Acquisition and the financing structure established to fund the Acquisition. The pro forma combined statement of operatons is presented for illustrative purposes only and does not necessarily reflect the results of operations of Crown that actually would have resulted had the Acquisition occurred at the dates indicated, nor project the results of operations or financial position of Crown for any future date or period.

The unaudited pro forma combined statements of operations (the "pro forma statements of operations") for the twelve months ended December 31, 2017 and the nine months ended September 30, 2018 give effect to the Acquisition as if it was completed on January 1, 2017. The unaudited pro forma adjustments reflecting the Acquisition have been prepared to give pro forma effect to events that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) expected to have a continuing impact on Crown following consummation of the Acquisition. The pro forma statements of operations do not reflect the cost of any integration activities or benefits from the Acquisition, including potential synergies that may be derived in future periods.

The pro forma statements of operations should be read in conjunction with:

•
Crown's audited consolidated financial statements and related notes as well as "Management's Discussion and Analysis of Financial Conditions and Results of Operations" for the years ended December 31, 2017, 2016 and 2015, in each case contained in Crown's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 26, 2018. Certain portions of Crown's Annual Report on Form 10-K for the year ended December 31, 2017 have been recast for the adoption of new accounting principles and changes to segment reporting and are included in exhibit 99.1 of Crown's Current Report on Form 8-K filed on December 6, 2018, and

•
Crown's unaudited consolidated financial statements and related notes as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the nine months ended September 30, 2018 and 2017, in each case contained in Crown's Quarterly Report on Form 10-Q for the nine months ended September 30, 2018, filed with the SEC on October 29, 2018, and

•
Signode's audited consolidated financial statements for the year ended December 31, 2017, together with the related notes (amended), included in exhibit 99.2 of Crown's Current Report on Form 8-K/A filed on December 6, 2018, and

•
Signode's unaudited consolidated financial statements for the three months ended March 31, 2018 and 2017, together with related notes, included in exhibit 99.3 of Crown's Current Report on Form 8-K/A filed on December 6, 2018.

A pro forma balance sheet is not presented since the Acquisition is included in Crown's unaudited consolidated balance sheet as of September 30, 2018, which was included in Crown's Quarterly Report on Form 10-Q for the period ended September 30, 2018.

The pro forma statements of operations include reclassifications to conform Signode's historical accounting presentation to Crown's accounting presentation.

The Acquisition has been accounted for as a business combination using the acquisition method of accounting in conformity with U.S. GAAP. Under this method, the assets acquired and liabilities assumed have been recorded based on preliminary estimates of fair value. The actual fair values may vary from these preliminary estimates.

The pro forma adjustments are based upon the best available information and include certain assumptions that Crown believes to be reasonable. Further, these adjustments could materially change as the allocation of the purchase price for Signode has not been finalized. Accordingly, there can be no assurance that the final allocation of the purchase price will not differ from the preliminary allocation reflected in the pro formas.

Crown Holdings, Inc.
Unaudited Pro Forma Combined Statement of Operations
Year Ended December 31, 2017
(in millions except per share amounts)

					Note 2
			Note 1		Pro Forma		Pro Forma
	Crown	Signode	Reclassifications		Adjustments		Combined
Net sales	$8,698	$2,232	$—		$—		$10,930
Cost of products sold, excluding depreciation and amortization	7,006	—	1,600	(a)	—		8,606
Cost of sales	—	1,642	(1,642)	(a), (b)	—		—
Depreciation and amortization	247	—	161	(b), (c)	45	(b), (c)	453
Amortization	—	111	(111)	(c)	—		—
Selling and administrative expense	367	289	(24)	(b), (d)	—		632
Provision for asbestos	3	—	—		—		3
Restructuring and other	51	—	16	(d)	(2)	(e)	65
Income (loss) from operations	1,024	190	—		(43)		1,171
Loss from early extinguishment of debt	7						7
Other pension and postretirement	(53)	—	—		—		(53)
Interest expense	252	129	—		14	(f)	395
Interest income	(15)	—	(1)	(e)	—		(16)
Other loss	—	47	(47)	(e), (f)	—		—
Foreign exchange	4	—	48	(f)	—		52
Income before income taxes	829	14	—		(57)		786
Provision (benefit) for income taxes	401	16			(15)	(g)	402
Equity earnings	—	—	—				—
Net income (loss)	428	(2)	—		(42)		384
Net income attributable to noncontrolling interests	(105)	—	—		—		(105)
Net income attributable to Crown Holdings	$323	$(2)	$—		$(42)		$279

Earnings per common share attributable to Crown Holdings:
Basic	$2.39						$2.06
Diluted	$2.38						$2.06

Weighted average common shares outstanding:
Basic	135.3						135.3
Diluted	135.6						135.6

Crown Holdings, Inc.
Unaudited Pro Forma Combined Statement of Operations
For the nine months ended September 30, 2018
(in millions except per share amounts)

					Note 2
			Note 1		Pro Forma		Pro Forma
	Crown	Signode(1)	Reclassifications		Adjustments		Combined
Net sales	$8,417	$588	$—		$—		$9,005
Cost of products sold, excluding depreciation and amortization	6,804	—	424	(a)	(40)	(a)	7,188
Cost of sales	—	435	(435)	(a), (b)	—		—
Depreciation and amortization	305	—	38	(b), (c)	16	(b), (c)	359
Amortization	—	25	(25)	(c)	—		—
Selling and administrative expense	402	120	(2)	(b)	(46)	(d)	474
Provision for asbestos	—	—	—		—		—
Restructuring and other	28	—	—		(22)	(e)	6
Income (loss) from operations	878	8	—		92		978
Other pension and postretirement	(47)	—	—		—		(47)
Interest expense	282	52	—		(23)	(f)	311
Interest income	(17)	—	(1)	(d)	—		(18)
Other loss	—	15	(14)	(d), (e)	—		1
Foreign exchange	14	—	15	(e)	—		29
Income before income taxes	646	(59)	—		115		702
Provision (benefit) for income taxes	196	(12)			30	(g)	214
Equity earnings	3	—	—				3
Net income (loss)	453	(47)	—		85		491
Net income attributable to noncontrolling interests	(67)	—	—		—		(67)
Net income attributable to Crown Holdings	$386	$(47)	$—		$85		$424

Earnings per common share attributable to Crown Holdings:
Basic	$2.89						$3.17
Diluted	$2.88						$3.17

Weighted average common shares outstanding:
Basic	133.6						133.6
Diluted	133.8						133.8

(1) Includes Signode's results of operations for the period prior to acquisition by Crown (January 1, 2018 through April 2, 2018).

Notes to Unaudited Pro Forma Combined Financial Information

Note 1. Reclassifications to Signode's Financial Statements

Certain historical financial information of Signode has been reclassified to conform to the presentation used by Crown. These reclassifications include:

Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2017.

(a)	The reclassification of $1,600 of Signode's cost of sales into cost of products sold, excluding depreciation and amortization.

(b)	The reclassification of $42 of depreciation out of cost of sales and $8 out of selling and administrative expense into depreciation and amortization.

(c)	The reclassification of $111 of amortization into depreciation and amortization.

(d)
The reclassification of $6 of transaction costs, $4 of asset impairments, $3 of management fees, $1 of restructuring and $2 of other net charges out of selling and administrative expense into restructuring and other.

(e)	The reclassification of $1 of interest income out of other loss into interest income.

(f)	The reclassification of $48 of foreign exchange losses related to inter-company debt arrangements out of other loss into foreign exchange.

Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 2018.

(a)	The reclassification of $424 of Signode's cost of sales into cost of products sold, excluding depreciation and amortization.

(b)	The reclassification of $11 of depreciation out of cost of sales and $2 out of selling and administrative expense into depreciation and amortization.

(c)	The reclassification of $25 of amortization into depreciation and amortization.

(d)	The reclassification of $1 of interest income out of other loss into interest income.

(e)	The reclassification of $15 of foreign exchange losses related to inter-company debt arrangements out of other loss into foreign exchange.

Note 2. Pro Forma Adjustments

(a) Represents the adjustment of $40 to remove the amortization of the step-up carrying value of inventory.

(b) Represents the amortization adjustment required based on the preliminary fair value of intangible assets. The table below summarizes the preliminary amounts assigned to intangibles, net, and estimated weighted average useful lives used to calculate the pro forma adjustments to amortization expense. Amounts may not compute across individual lines of the table below; differences are due to rounding.

	Preliminary Fair Value	Weighted Average Estimated Useful Life	Annual Amortization
Trade names	568	26	22
Technology	166	7	24
Customer relationships	1,201	12	100
Total	$1,935		$146
The amortization adjustments reflected in the pro forma statements of operations were calculated as follows:

	Year ended December 31, 2017	Nine months ended September 30, 2018
Estimated amortization	$146	$110
Signode historical amortization expense	(111)	(97)
Pro forma adjustments	$35	$13

Historical amortization expense for the nine months ended September 30, 2018, includes $72 of Signode's amortization expense included in Crown's statement of operations and $25 included on Signode's statement of operations for the period prior to acquisition.

(c) Represents the depreciation adjustments required based on the preliminary fair value of property, plant and equipment. The table below summarizes the preliminary amounts assigned to property, plant and equipment, net, and estimated weighted average useful lives used to calculate the pro forma adjustments to depreciation expense. Amounts may not compute across individual lines of the table below; differences are due to rounding.

	Preliminary Fair Value	Weighted Average Estimated Useful Life	Annual Depreciation
Land	$91	Indefinite	$—
Building and improvements	156	13	12
Machinery and equipment	193	4	48
Construction in progress	13	N/A	—
Total	$453		$60
The depreciation adjustments reflected in the pro forma statements of operations were calculated as follows:

	Year ended December 31, 2017	Nine months ended September 30, 2018
Estimated depreciation	$60	$45
Historical depreciation expense	(50)	(42)
Pro forma adjustments	$10	$3
Historical depreciation expense for the nine months ended September 30, 2018, includes $29 of Signode's depreciation expense included in Crown's statement of operations and $13 included on Signode's statement of operations for the period prior to acquisition.

(d) Represents adjustments to exclude $46 of expense related to the accelerated vesting of Signode employee share based compensation.

(e) Represents adjustment to exclude acquisition costs, as such costs are not expected to have a continuing impact on the combined results of operations.

(f) Represents the adjustments to reflect incremental pro forma interest expense.

The Acquisition was funded through the following combination of U.S. and euro borrowings under Crown's senior secured Term Loan A and B facilities and the issuance of senior U.S. and euro bonds. The debt adjustments reflected in the previously provided pro forma balance sheet are as follows:

Term Loan A Facilities
U.S. dollar at LIBOR plus 1.75% due 2022	$100
Term Loan B Facilities
U.S. dollar at LIBOR plus 2.00% due 2025	1,150
Euro (€750) at EURIBOR plus 2.375% due 2025	868
Senior notes and debentures
Euro (€335) at 2.250% due 2023	389
Euro (€500) at 2.875% due 2026	580
U.S. dollar at 4.75% due 2026	875
Less: debt issuance costs	(70)
Net proceeds from financing	3,892

The interest adjustments reflected in the pro forma statements of operations were based on weighted average interest rates of 3.55% and 3.53% on the debt instruments above and were calculated as follows:

	Year ended	Nine months ended
	December 31, 2017	September 30, 2018
Estimated interest expense	$143	$113
Historical interest expense	(129)	(136)
Pro forma adjustment	$14	$(23)
Historical interest expense for the nine months ended September 30, 2018, includes $84 of interest expense included in Crown's statement of operations related to these debt instruments and $52 of interest included on Signode's statement of operations for the period prior to acquisition.
Signode's historical interest expense for the nine months ended September 30, 2018 also includes $26 of premiums paid to retire Signode pre-acquisition debt upon acquisition and a benefit of $8 related to the termination of related interest rate swaps.
An increase (decrease) in interest rates of 12.5 basis points would increase (decrease) interest expense by $3 for the year-end December 31, 2017 and $1 for the nine months ended September 30, 2018.
(g) Crown used a blended 26.0% tax rate to calculate the tax impacts of the adjustments in the pro forma statement of operations based on an estimate of the underlying geographic mix of statutory rates of the acquired assets and liabilities and underlying earnings. The tax rate is subject to change and may not be reflective of Crown’s tax rate for future periods after consummation of the Acquisition.